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                                                                   EXHIBIT 10.57



                SPLIT DOLLAR AGREEMENT AND COLLATERAL ASSIGNMENT

                  THIS AGREEMENT ("Agreement") effective on or around April, 1998, by and between the MARK GORDON FAMILY TRUST u/a/d March 1, 1990 (the "Gordon Family Trust") and PRECISION RESPONSE CORPORATION, a Florida corporation (the "Company"), whose address is 1505 N.W. 167 Street, Miami, Florida 33169.

                  WHEREAS, the Gordon Family Trust desires to insure the lives of Mark J. Gordon (the "Husband") and his wife, Gail Gordon ("Wife") for the benefit and protection of the Husband's family under a policy or policies issued by Sun Life Assurance Company of Canada or such other life insurance companies selected by the Gordon Family Trust (the "Insurance Company");

                  WHEREAS, the Trustees will surrender certain insurance policies (the "Surrendered Policies") on the life of Husband and utilize, with the consent of the Company, the cash surrender value of the Surrendered Policies to acquire new insurance policy(ies) on the joint lives of Husband and Wife;

                  WHEREAS, the Company desires to help the Gordon Family Trust provide insurance by contributing a portion of the premiums due on the policies on the Husband's and Wife's lives under a continuing "Split Dollar" arrangement; and

                  WHEREAS, the Gordon Family Trust will be the owner of the insurance policies acquired pursuant to the terms of this Agreement and the policies will be collaterally assigned to the Company as security for the repayment of the amounts which the Company has contributed or will contribute as premiums due on the Surrendered Policies and the policies.

                  NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, it is agreed between the parties to this Agreement as follows:

                                    ARTICLE 1

                            APPLICATION FOR INSURANCE

                  The Gordon Family Trust has applied to the Insurance Company for a policy on the Grantor's life which the Insurance Company will issue to the Gordon Family Trust as owner thereof on the Husband's and Wife's joint lives in the total face amount of $5,000,000 (the "Policy"). The policy number, type of policy, face amount and plan of payments contained in the Policy are recorded on Schedule A attached hereto and the parties hereto agree that the Policy is held subject to the terms of this Agreement.



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                                    ARTICLE 2

                             OWNERSHIP OF INSURANCE

                  The Gordon Family Trust is and shall continue to be the owner of the Policy and may exercise all rights of ownership with respect to the Policy, except as to the limited security interest in the Policy specifically granted to the Company herein. Subject to such security interest of the Company, the rights reserved to the Gordon Family Trust include specifically the right to change the beneficiaries of the Policy, the right to surrender the Policy, the right to assign the Policy or revoke such an assignment, and the right to pledge the Policy for a loan or to obtain a loan from the Insurance Company against the surrender value of the Policy.

                                    ARTICLE 3

                                     PREMIUM

                  When used in this Agreement the words "the Premium" shall mean and refer to the annual premium shown on Schedule A attached hereto, or such other annual amounts as the parties hereto may from time to time agree in writing to pay to the Insurance Company with respect to the Policy; provided, however, that in no event shall the Premium be less than the smallest annual payment necessary to keep the Policy in full force and effect.

                                    ARTICLE 4

                          PAYMENT OF PREMIUMS ON POLICY

                  A. The Company shall pay either directly to the Insurance Company or by making the necessary funds therefor available to the Gordon Family Trust the Premium when due less the amounts due from the Gordon Family Trust pursuant to the provisions of Section B of this ARTICLE 4. The Premium may be paid under any payment method acceptable to the Company and the Insurance Company.

                  B. The Gordon Family Trust shall pay that portion of each annual premium equal to the cost (calculated by application of the lower of the Internal Revenue Service's U.S. Life Table 38 rate or the Insurance Companies' annual term insurance rates on the lives of the Husband and Wife while they are both alive, and by application of the lower of the Internal Revenue Service's U.S. Life Table 58 rate or the Insurance Companies' annual term insurance rate on the life of the survivor of the Husband and Wife after the death of the first of them to die) for the insurance proceeds which the beneficiary or beneficiaries named by the Gordon Family Trust would be entitled to receive if the survivor of the Husband and Wife died

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during such policy year (before any reduction for any repayments to be made to the Company pursuant to this Agreement).

                                    ARTICLE 5

                   GORDON FAMILY TRUST'S OBLIGATION TO COMPANY

                  The Gordon Family Trust must repay to the Company the aggregate amount paid by the Company under Section A of ARTICLE 4 of this Agreement, as premiums on the Policy (plus any payments made by the Company with respect to the Surrendered Policies) (such amount being hereinafter referred to as the "Net Payment Amount"). This repayment must be made in accordance with ARTICLES 7 and 10 of this Agreement.

                                    ARTICLE 6

                              ASSIGNMENT OF POLICY

                  The Gordon Family Trust hereby collaterally assigns, and grants a security interest in, all of its right, title and interest in and to the Policy to the Company as security for repayment of the Net Payment Amount. Such collateral assignment shall not be altered or changed without the written consent of the Company.

                                    ARTICLE 7

                                  DEATH CLAIMS

                  A. When the survivor of the Husband and Wife dies, the Company shall be entitled to receive a portion of the death benefits provided under the Policy. The amount to which the Company shall be entitled shall be the Net Payment Amount less any repayments made by the Gordon Family Trust to the Company prior to the death of the survivor of the Husband and Wife; provided, however, that upon receipt of such amount by the Company, the Company shall release the collateral assignment of the Policy made by the Gordon Family Trust to the Company pursuant to ARTICLE 6 of this Agreement. The receipt of such amount by the Company shall constitute satisfaction of the Gordon Family Trust's obligation under ARTICLE 5 of this Agreement. To the extent, if any, the death benefits under the Policy are insufficient to pay in full the Net Payment Amount less any repayments made by the Gordon Family Trust to the Company prior to the death of the survivor of the Husband and Wife, the Gordon Family Trust shall be liable to the Company for the amount of such insufficiency.

                  B. When the survivor of the Husband and Wife dies, the beneficiary or beneficiaries named by the Gordon Family Trust (or

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by its assignees) shall be entitled to receive the amount, if any, of the death benefits provided under the Policy in excess of the amount, if any, payable to the Company under Section A of this ARTICLE 7. Such amount shall be paid under the settlement option elected by the Gordon Family Trust (or by its assignees).

                  C. If any interest is due upon the death benefits provided under the Policy, the Company and the beneficiary or beneficiaries named by the Gordon Family Trust (or by its assignees) shall share such interest in the same proportions as their respective shares of such death benefits (as provided in Sections A and B, respectively, of this ARTICLE 7) shall bear to the total death benefits provided under the Policy excluding such interest.

                  D. If, upon the death of the survivor of the Husband and Wife, there is a refund of unearned premium under the Policy, then any such refund shall be divided between the Company and the beneficiary or beneficiaries named by the Gordon Family Trust (or by its assignees) in the same proportions as their respective shares of the last premium payment made by the Company and the Gordon Family Trust, respectively.

                                    ARTICLE 8

                       DIVISION OF THE NET CASH SURRENDER
                               VALUE OF THE POLICY

                  A. If the Policy is surrendered (which the then Trustees of the Gordon Family Trust, in their sole discretion, shall have the right to do at any time), the Company shall thereupon be entitled to receive the Net Payment Amount less any repayments made by the Gordon Family Trust to the Company prior to such surrender. To the extent, if any, the net cash surrender value of the Policy is insufficient to pay in full the Net Payment Amount less any repayments made by the Gordon Family Trust to the Company prior to such surrender, the Gordon Family Trust shall be liable to the Company for the amount of such insufficiency.

                  B. The Gordon Family Trust (or its assignees) shall be entitled to receive any balance of the net cash surrender value of the Policy.

                                    ARTICLE 9

                            TERMINATION OF AGREEMENT

                  This Agreement shall terminate when any of the following events occur:

                  A. Termination of the Gordon Family Trust;

                  B. Upon the election of the aggrieved party, if either the Company or the Gordon Family Trust shall fail for any reason to make payment of any portion of the Premium due on the Policy as

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required by ARTICLE 4 of this Agreement on or prior to the due date thereof;
provided, however, that any election to terminate this Agreement under this Section B must be made within ninety (90) days after the failure to make the required payment occurs; and provided further, however, that the election to terminate this Agreement by the Gordon Family Trust shall be in addition to all of the other rights and remedies at law or in equity of the Gordon Family Trust against the Company for its failure to pay any portion of the Premium it was required to make; or

                  C. Full repayment by the Gordon Family Trust of the Net Payment Amount; provided, however, that upon receipt of such repayment the Company shall release the collateral assignment of the Policy by the Gordon Family Trust pursuant to ARTICLE 6 hereof.

                                   ARTICLE 10

                            DISPOSITION OF POLICY ON
                            TERMINATION OF AGREEMENT

                  If the Policy is surrendered by the then Trustees of the Gordon Family Trust or this Agreement is terminated under Section A or Section B of ARTICLE 9 hereof, the Gordon Family Trust shall have one hundred twenty (120) days in which to repay to the Company the Net Payment Amount less any repayments made by the Gordon Family Trust to the Company prior to the termination of this Agreement. Upon receipt of such amount, the Company shall release the collateral assignment of the Policy made by the Gordon Family Trust to the Company pursuant to ARTICLE 6 of this Agreement. If the Gordon Family Trust does not repay such amount within such one hundred twenty (120) day period, the Company may enforce its rights against the Gordon Family Trust under this Agreement in any way it sees fit, subject, however, to the Gordon Family Trust's right to set off against any claim made by the Company any damages suffered by or claims of the Gordon Family Trust to the extent this Agreement was terminated by the Gordon Family Trust pursuant to Section B of ARTICLE 9 hereof.

                                   ARTICLE 11

                            INSURANCE COMPANY A PARTY

                  The Insurance Company is a party to this Agreement and hereby acknowledges and agrees to be bound by the terms and provisions hereof, including without limitation the provisions of ARTICLE 5 and ARTICLE 6 hereof, and shall be fully discharged from any and all liability under the terms of any policy issued by it, which is subject to the terms of this Agreement, upon payment or other performance of its obligations in accordance with the terms and provisions of such policy and this Agreement.



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                                   ARTICLE 12

                              ASSIGNMENT BY COMPANY

                  The Company is prohibited from assigning its right, title or interest in and to the Policy (or any portion thereof) to anyone other than the Gordon Family Trust (or its assignees).

                                   ARTICLE 13

                             AMENDMENT OF AGREEMENT

                  This Agreement shall not be modified or amended except by a written agreement signed by the Company and the Gordon Family Trust. This Agreement shall be binding upon the successors and assigns of each party hereto.

                                   ARTICLE 14

                                  GOVERNING LAW

                  This Agreement shall be deemed a contract made under the laws of, and executed and delivered in, the State of Florida, and for all purposes shall be construed and interpreted in accordance with the laws of such State without reference to conflicts of laws principles.

                                   ARTICLE 15

                                 ATTORNEYS' FEES

                  In the event that either party to this Agreement institutes suit against the other party to this Agreement to enforce or declare any of their respective rights or obligations hereunder, the prevailing party in such action shall be entitled to recover from the other party all reasonable costs thereof, including reasonable attorneys' and paralegals' fees and costs incurred before and at trial and at all tribunal levels, and whether or not suit or any other proceeding is instituted.

                                   ARTICLE 16

                                ENTIRE AGREEMENT

                  This Agreement constitutes the entire final agreement among the parties with respect to, and supersedes any and all prior and contemporaneous agreements between or among the parties hereto both oral and written concerning, the subject matter hereof and may

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not be amended, modified or terminated except by a writing signed by the parties hereto.

                                   ARTICLE 17

                                  COUNTERPARTS

                  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                        /s/  DAVID L. EPSTEIN
                                        ------------------------------------
                                        DAVID L. EPSTEIN, as Co-Trustee of
                                        the Gordon Family Trust


                                        /s/  RICHARD D. MONDRE
                                        ------------------------------------
                                        RICHARD D. MONDRE, as Co-Trustee of
                                        the Gordon Family Trust


                                        PRECISION RESPONSE CORPORATION, a
                                        Florida corporation

                                        By:  /s/  DAVID L. EPSTEIN
                                             --------------------------------
                                             David L. Epstein,
                                             Chief Executive Officer

This Split Dollar Agreement and Collateral Assignment relating to the Policy was recorded by Sun Life Assurance Company of Canada on February 11, 2000.

                                   SUN LIFE ASSURANCE COMPANY OF CANADA

                                   By: /s/ CAROL J. MACKAY
                                       --------------------------------
                                       Name:  Carol J. MacKay
                                       Title: Customer Service Administrator


     RECORDED
   FEB 11 2000

SUN LIFE OF CANADA



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                                   SCHEDULE A

                          INSURANCE POLICY ON THE JOINT
                          LIVES OF MARK AND GAIL GORDON


Sun Life
Assurance
Company of                                                                              Annual
Canada                                                                                  Planned
Policy Number               Type of Policy                  Face Amount                 Premium
-------------               --------------                  -----------                 -------
#020044604                  Second-to-die                   $5,000,000                  $25,832